Exhibit 99.1

Bruker Reports First Quarter 2015 Financial Results

BILLERICA, Mass. — May 6, 2015 — Bruker Corporation (NASDAQ: BRKR) today reported financial results for its first quarter ended March 31, 2015.

Bruker’s revenues for the first quarter of 2015 were $353.5 million, a decline of 16.6 percent compared to the first quarter of 2014.  Excluding a 2.6 percent net negative effect from acquisitions & divestitures, and an 11.0 percent negative effect from changes in foreign exchange rates, Bruker reported a year-over-year organic revenue decline of 3.0 percent in the first quarter of 2015.

First quarter 2015 GAAP earnings per diluted share (EPS) were $0.04, compared to GAAP EPS of $0.05 in the first quarter of 2014.  Bruker reported first quarter 2015 non-GAAP EPS of $0.14, compared to $0.11 in the first quarter of 2014.  A reconciliation of GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

“Our first quarter 2015 revenues were lower due to foreign exchange rates, divestitures, and a decline in our nuclear magnetic resonance (NMR) business as a result of weaker NMR demand in 2014,” said Frank Laukien, President and CEO of Bruker.  “Despite the lower revenues, we are pleased to report higher non-GAAP operating margins, an increase in non-GAAP EPS and improved free cash flow.  Our lower spending and improved profit margins are the result of our ongoing restructuring programs and the product line divestitures we completed in our Chemical & Applied Markets (CAM) division last year.  On a currency-adjusted basis, we experienced healthy order growth in the first quarter of 2015, with strength in our NMR business.”

Laukien continued: “We continue to make good progress with our profitable growth initiative.  Bruker has recently launched and received orders for important new products in adjacent markets and for emerging applications.  Examples include key orders for our next-generation explosives trace detection (ETD) systems for airport security; the launch of our next-generation GigaHertz NMR technology for studying the biological functions and pathogenesis of intrinsically disordered proteins (IDPs); FDA clearance of our expanded MALDI Biotyper claim in the United States; and the European launch of our new, high-end MALDI Biotypersmart system and of our CE-marked MALDI Sepsityper solution for rapid microbial identification from positive blood cultures.”

2015 Financial Outlook

Bruker is maintaining its current financial outlook for 2015.  The Company expects to generate organic revenue growth of approximately one percent, and expects to increase its non-GAAP operating margin by more than 100 basis points compared to 2014.  Non-GAAP EPS is expected to be flat in 2015, compared to 2014.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Standard Time today. To listen to the webcast, investors can go to http://ir.bruker.com and click on the “Events & Presentations” hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-877-270-2148 or +1-412-902-6510, and referencing “Bruker’s First Quarter 2015 Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 or +1-412-317-0088 and entering conference number: 10064935.  The replay will be available beginning one hour after the end of the conference through May 14, 2015.

About Bruker Corporation

For more than 50 years, Bruker has enabled scientists to make breakthrough discoveries and develop new applications that improve the quality of human life.  Bruker’s high-performance scientific research instruments and high-value analytical solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels.

In close cooperation with our customers, Bruker is enabling innovation, productivity and customer success in life science molecular research, in applied and pharma applications, and in microscopy, nano-analysis and industrial applications, as well as in cell biology, preclinical imaging, clinical research, microbiology and molecular diagnostics.  For more information, please visit:  http://www.bruker.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used by Bruker Corporation in this press release are non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP interest and other income (expense) net; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income; non-GAAP earnings per share; and free cash flow.  These non-GAAP measures exclude costs related to restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets and other costs that are non-recurring in nature. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly and annual performance.  It is our belief that these non-GAAP financial measures are particularly important as Bruker implements restructuring initiatives to expand operating margins.  The financial impact of these activities, particularly restructuring activities, can be large and may adversely affect the comparability of our results from period-to-period.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, strategic acquisitions, investments in our business, and repayment of debt.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures.  For the same reasons, we also use this information for our forecasting activities.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures.  They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results.  Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2014. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Joshua Young

Vice President, Investor Relations

Bruker Corporation

T: +1 (978) 667 - 9580, ext. 1479

joshua.young@Bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,
(in millions)	2015	2014

ASSETS

Current assets:
Cash and cash equivalents	$334.5	$319.5
Short-term investments	157.8	178.0
Accounts receivable, net	227.6	293.2
Inventories	473.9	477.4
Other current assets	111.0	98.2
Total current assets	1,304.8	1,366.3

Property, plant and equipment, net	228.7	249.9
Intangibles, net and other long-term assets	239.2	248.6

Total assets	$1,772.7	$1,864.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$0.7	$0.8
Accounts payable	87.1	76.0
Customer advances	185.6	189.5
Other current liabilities	267.1	316.4
Total current liabilities	540.5	582.7

Long-term debt	353.9	354.2
Other long-term liabilities	156.7	156.2

Total shareholders’ equity	721.6	771.7

Total liabilities and shareholders’ equity	$1,772.7	$1,864.8

FOR FURTHER INFORMATION:	Joshua Young, Vice President of Investor Relations
Tel: +1 (978) 663-3660, ext. 1479
Email: Joshua.Young@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2015	2014

Revenues	$353.5	$423.7
Cost of revenues	193.3	244.0

Gross profit	160.2	179.7

Operating expenses:
Selling, general and administrative	94.6	109.5
Research and development	37.2	46.0
Other charges, net	13.2	3.6
Total operating expenses	145.0	159.1

Operating income	15.2	20.6

Interest and other income (expense), net	(3.5)	(4.9)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	11.7	15.7
Income tax provision	4.8	5.7

Consolidated net income	6.9	10.0
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.4	1.3
Net income attributable to Bruker Corporation	$6.5	$8.7

Net income per common share attributable to
Bruker Corporation shareholders:
Basic	$0.04	$0.05
Diluted	$0.04	$0.05

Weighted average common shares outstanding:
Basic	168.3	167.3
Diluted	169.7	169.4

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
(in millions)	2015	2014
Cash flows from operating activities:
Consolidated net income	$6.9	$10.0
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	13.5	15.2
Write-down of demonstration inventories to net realizable value	5.0	7.6
Stock-based compensation expense	2.2	2.0
Deferred income taxes	(3.7)	0.3
Gain on disposal of product line	—	(0.3)
Other non-cash expenses, net	7.3	1.0
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	51.5	12.8
Inventories	(36.6)	(38.0)
Accounts payable and accrued expenses	(6.8)	21.9
Income taxes payable, net	(6.9)	(6.0)
Deferred revenue	(3.1)	5.0
Customer advances	8.9	(7.6)
Other changes in operating assets and liabilities, net	(11.2)	(5.4)
Net cash provided by operating activities	27.0	18.5

Cash flows from investing activities:
Purchases of short-term investments	(21.5)	—
Maturity of short-term investments	21.5	—
Proceeds from disposal of product line	—	0.7
Purchases of property, plant and equipment	(5.7)	(9.2)
Proceeds from sales of property, plant and equipment	—	0.6
Net cash used in investing activities	(5.7)	(7.9)

Cash flows from financing activities:
Repayment of other debt, net	(0.1)	(0.2)
Proceeds from issuance of common stock, net	3.3	3.0
Payment of contingent consideration	(2.1)	—
Changes in restricted cash	0.8	(0.3)
Excess tax benefit related to stock option awards	2.2	—
Net cash provided by financing activities	4.1	2.5
Effect of exchange rate changes on cash and cash equivalents	(10.4)	2.2
Net change in cash and cash equivalents	15.0	15.3
Cash and cash equivalents at beginning of period	319.5	438.7
Cash and cash equivalents at end of period	$334.5	$454.0

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES* (unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2015	2014
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$15.2	$20.6
Non-GAAP Adjustments:
Restructuring Costs	3.3	2.4
Acquisition-Related Costs	0.2	1.1
Purchased Intangible Amortization	5.2	5.2
Other Costs	11.9	2.8
Total Non-GAAP Adjustments:	$20.6	$11.5

Non-GAAP Operating Income	$35.8	$32.1
Non-GAAP Operating Margin	10.1%	7.6%

Non-GAAP Interest & Other Income (Expense), net	(3.5)	(5.2)
Non-GAAP Profit Before Tax	32.3	26.9

Non-GAAP Income Tax Provision	(8.8)	(6.9)
Non-GAAP Tax Rate	27.2%	25.5%

Minority Interest	(0.4)	(1.3)

Non-GAAP Net Income Attributable to Bruker	23.1	18.7

Weighted Average Shares Outstanding (Diluted)	169.7	169.4

Non-GAAP Earnings Per Share	$0.14	$0.11

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$160.2	$179.7
Non-GAAP Adjustments:
Restructuring Costs	2.0	2.2
Acquisition-Related Costs	0.2	0.5
Purchased Intangible Amortization	4.7	4.8
Total Non-GAAP Adjustments:	6.9	7.5
Non-GAAP Gross Profit	$167.1	$187.2
Non-GAAP Gross Margin	47.3%	44.2%

Reconciliation of GAAP and Non-GAAP Interest & Other Income (Expense), net
GAAP Interest & Other Income (Expense), net	$(3.5)	$(4.9)
Non-GAAP Adjustments:
Sale of Product Line	—	(0.3)
Non-GAAP Interest & Other Income (Expense), net	$(3.5)	$(5.2)

*  Please refer to our press release for a full explanation for the use of non-GAAP measures.